UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement with Privet Group

On December 27, 2016, Great Lakes Dredge & Dock Corporation (the “Company” or the “Registrant”), entered into an agreement (the “Agreement”) with Privet Fund LP and Privet Fund Management LLC (collectively, the “Privet Group”).  The Privet Group is the beneficial owner of approximately 5.2% of the Company’s outstanding shares of common stock.

Pursuant to the Agreement, the Company agreed to increase the size of its Board of Directors (the “Board”) from seven to eight members and to appoint Ryan J. Levenson to fill the resulting vacancy, with his term expiring at the Company’s 2017 Annual Meeting of Shareholders. Mr. Levenson has also been appointed to the Nominating and Corporate Governance Committee.  Concurrent with the 2017 Annual Meeting of Shareholders, the size of the class of directors of the Board with a term expiring at such meeting will automatically decrease from three to two members.  In addition, subject to certain exceptions, the Company agreed to include Mr. Levenson on the Company’s slate of nominees for the election of directors at the 2017 Annual Meeting of Shareholders. The Company has also agreed to use its reasonable best efforts to appoint a new independent director within the next six months.

Pursuant to the Agreement, the Privet Group has agreed to a customary standstill that, among other things, prohibits the Privet Group from acquiring more than 14.99% of the Company’s outstanding common stock.  The standstill restrictions last until the earliest of (1) (x) if Mr. Levenson is not elected as a director at the 2017 Annual Meeting of Shareholders of the Company, six months following the date of the 2017 Annual Meeting of Shareholders and (y) if Mr. Levenson is elected to the Board at the 2017 Annual Meeting of Shareholders of the Company, three months following the date on which Mr. Levenson is no longer a member of the Board; or (2) so long as the Privet Group is not then in material breach of the Agreement, if the Company has materially breached the Agreement, the date that the Privet Group delivers to the Company written notice, provided that, if such material breach can be cured, such notice will be effective only if (A) such notice of termination is delivered to the Company on or after the 10th calendar day following the receipt by the Company of written notice from the Privet Group describing the Company’s breach of the Agreement in reasonable detail and (B) the Company, at the time of delivery of such notice of termination, has failed to cure such breach (the “Standstill Period”).

During the Standstill Period, each member of the Privet Group will cause, and will cause its respective affiliates to cause, all shares of common stock of the Company or any rights, warrants, options or other securities convertible into or exchangeable for shares of common stock of the Company or any other securities of the Company for which they have the right to vote, to be present for quorum purposes and to be voted at any meeting of shareholders or at any adjournments or postponements thereof, and to consent in connection with any action by consent in lieu of a meeting, (i) in favor of each director nominated and recommended by the Board of Directors of the Company (the “Board”) for election at any such meeting, (ii) against any shareholder nominations for director which are not approved and recommended by the Board for election at any such meeting and against any proposals or resolutions to remove any member of the Board and (iii) subject to certain exceptions, in accordance with the recommendations of the Board on all other proposals of the Board set forth in the Company’s proxy statements.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. A copy of the Agreement is attached to this Form 8-K as Exhibit 10.1.

Amendment of Agreement with Eastern Shipbuilding Group, Inc.

On December 23, 2016, Great Lakes Dredge & Dock Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Registrant (“GLDD LLC”) executed an amendment to its contract for the construction of a dual mode articulated tug/barge trailing suction hopper dredge (the “Vessel”) with Eastern Shipbuilding Group, Inc., a Florida corporation. The amendment increases the purchase price of the Vessel to an aggregate amount of approximately $159 million, which is inclusive of the costs of owner furnished equipment and information in connection with the construction of the Vessel, adjustment based on the actual neat steel weight of the Vessel, and agreed change orders. The amendment also extends the delivery date for the Vessel; the Vessel is expected to be delivered to GLDD LLC during the second quarter of 2017.

The foregoing description of the contract does not purport to be complete and is qualified in its entirety by reference to the text thereof, which will be filed as an exhibit to the Registrant’s annual report on Form 10-K for the year ended December 31, 2016.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

Election of Lasse Petterson as Director

On December 24, 2016, the Board elected Lasse Petterson as a director, effective immediately. Mr. Petterson will serve in the class of directors whose term expires at the Company’s 2018 Annual Meeting of Stockholders.

Mr. Petterson is a private consultant to clients in the Oil & Gas sector.  Mr. Petterson served as Chief Operating Officer (COO) and Executive Vice President at Chicago Bridge and Iron (CB&I) from 2009 to 2013.  Prior to CB&I, Mr. Petterson was CEO of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world.  He was also President and

COO of AMEC Inc. USA, a British multinational consulting, engineering and project management company.  Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway over the course of 20 years.  He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil & gas platform contractor.

For so long as he is a non-employee director, Mr. Petterson will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Commission on April 1, 2016.

Mr. Petterson will serve as a non-employee director of the Company until he receives his U.S. citizenship, upon which it is expected that he shall be appointed chief executive officer of the Company. Mr. Petterson’s compensation is expected to be commensurate with that of the Company’s current chief executive officer, Jonathan Berger. Neither Mr. Petterson nor any of his immediate family members is or have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

On December 27, 2016, Great Lakes Dredge & Dock Corporation issued a press release announcing the appointment of Mr. Petterson as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Election of Ryan Levenson as Director

On December 27, 2016, the Board elected Ryan Levenson as a director, effective immediately. Mr. Levenson was also appointed to the Nominating and Corporate Governance Committee. Mr. Levenson will serve in the class of directors whose term expires at the Company’s 2017 Annual Meeting of Stockholders.

Ryan Levenson is currently Principal and Portfolio Manager of Privet Fund Management LLC and has served in such capacity since February 2007.  Mr. Levenson currently serves on the Board of Directors of Frequency Electronics, Inc (NASDAQ: FEIM), Hardinge, Inc. (NASDAQ: HDNG), Agjunction, Inc. (TSX: AJX) and Cicero, Inc. (OTC:CICN). Previously, Mr. Levenson served as a director of RELM Wireless, Inc., where he served as a member of the Audit Committee, and as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. from May 2013 until its sale in March 2014. Mr. Levenson also served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation from May 2006 until November 2012.

Mr. Levenson will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement filed with the Commission on April 1, 2016.

Mr. Levenson’s appointment is part of a settlement and standstill agreement that Great Lakes entered into on December 27, 2016 with the Privet Group, and which is described above.  There are no other arrangements or understandings between Mr. Levenson and any other person, pursuant to which Mr. Levenson was selected as a director. Neither Mr. Levenson nor any of his immediate family members is or have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

On December 28, 2016, Great Lakes Dredge & Dock Corporation issued a press release announcing the appointment of Mr. Levenson as a director. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Agreement dated December 27, 2016

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated December 27, 2016

99.2	Press release of Great Lakes Dredge & Dock Corporation, dated December 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

By:	/s/ Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer

Date: December 30, 2016

EXHIBIT INDEX

Number	Document Description

10.1	Agreement dated December 27, 2016

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated December 27, 2016

99.2	Press release of Great Lakes Dredge & Dock Corporation, dated December 28, 2016